As filed with the Securities and Exchange Commission on September 27, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kintara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	99-0360497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kintara Therapeutics, Inc.

9920 Pacific Heights Blvd., Suite 150

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Kintara Therapeutics, Inc. 2017 Omnibus Equity Incentive Plan

(Full title of the plan)

Kintara Therapeutics, Inc.

9920 Pacific Heights Blvd., Suite 150

San Diego, CA 92121

Attention: Robert E. Hoffman

President and Chief Executive Officer

(Name and address of agent for service)

(858) 35-4364

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq. Michael J. Lerner, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (212) 262-6700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Kintara Therapeutics, Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) under the Registrant’s 2017 Omnibus Equity Incentive Plan (as amended, the “2017 Plan”). The amendment to increase the number of shares available for issuance under the 2017 Plan from 13,000,000 to 22,000,000 (the “Amendment”) was approved by the Board of Directors of the Registrant on April 13, 2022, and by the stockholders of the Registrant on June 21, 2022. This Registration Statement registers an aggregate of 9,000,000 additional shares of Common Stock available for issuance under the 2017 Plan as a result of the Amendment.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on September 21, 2020 (Registration No. 333-248928) and on September 28, 2021 (Registration No. 333-259858), including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2017 Plan as specified by Rule 428(b)(i) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by the Registrant with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed on September 27, 2022;
•	the Registrant’s Current Report on Form 8-K as filed with the SEC on August 3, 2022; and
•

the description of the Common Stock of the Registrant contained in its Registration Statement on Form 8-A, filed on July 8, 2016 under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on August 17, 2010)

4.2	Articles of Merger of the Registrant (incorporated by reference to Exhibit 3.1(b) of the Registrant’s Current Report on Form 8-K filed with the SEC on January 23, 2013)

4.3	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 22, 2022).

4.4

Certificate of Designation of Special Voting Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1(a) of the Registrant’s Current Report on Form 8-K filed with the SEC on January 23, 2013)

4.5	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on January 7, 2013)

4.6	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 3, 2014)

4.7	Certificate of Change (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 20, 2016)

4.8

Certificate of Amendment to the Articles of Incorporation, as amended, of the Registrant, dated April 11, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on April 13, 2018)

4.9

Certificate of Correction to the Articles of Incorporation, filed with the Secretary of State of the State of Nevada on April 17, 2019 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on April 17, 2019)

4.10

Certificate of Change of the Registrant, dated May 7, 2019 and effective May 8, 2019 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on May 8, 2019)

4.11

Certificate of Amendment to the Articles of Incorporation, as amended, of the Registrant, dated June 26, 2019 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 28, 2019)

4.12

Certificate of Amendment to the Articles of Incorporation of the Registrant, dated August 19, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on August 21, 2020)

4.13

Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on August 21, 2020)

4.14

Certificate of Designation of Preferences, Rights and Limitations of Series C-2 Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on August 25, 2020)

4.15

Certificate of Designation of Preferences, Rights and Limitations of Series C-3 Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on September 1, 2020)

4.16	Specimen Common Stock Certificate, $0.001 par value, per share (incorporated by reference to Exhibit 4 of the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 14, 2012)

4.17

Certificate of Amendment to the Articles of Incorporation, as amended, of the Registrant, dated June 25, 2021 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 28, 2021)

4.18

Certificate of Amendment to the Articles of Incorporation, as amended, of the Registrant, dated June 21, 2022 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 22, 2022)

5.1	Opinion of Fennemore Craig, P.C.*

23.1	Consent of Marcum LLP*

23.2	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)*

24.1	Power of Attorney (contained on the signature page of this Registration Statement)*

99.1

Kintara Therapeutics, Inc. 2017 Omnibus Equity Incentive Plan (as amended and restated effective as of February 1, 2018) (incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on February 14, 2018)

99.2

Amendment to Kintara Therapeutics, Inc. 2017 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.26 of the Registrant’s Annual Report on Form 10-K filed with the SEC on September 18, 2020)

99.3 99.4

Amendment to Kintara Therapeutics, Inc. 2017 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K filed with the SEC on September 28, 2021)

Amendment to Kintara Therapeutics, Inc. 2017 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.33 of the Registrant's Annual Report on Form 10-K filed with the SEC on September 27, 2022)

107	Filing fee table*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on this 27 day of September, 2022.

KINTARA THERAPEUTICS, INC.

By:	/s/ Robert E. Hoffman
Name: Robert E. Hoffman Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Robert E. Hoffman and Scott Praill, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Robert E. Hoffman Robert E. Hoffman	Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2022

/s/ Scott Praill Scott Praill	Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2022

/s/ Laura Johnson Laura Johnson	Director	September 27, 2022

/s/ Robert J. Toth	Director	September 27, 2022
Robert J. Toth

/s/ Tamara A. Seymour	Director	September 27, 2022
Tamara A. Seymour